Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,401,290
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,543,710
Dividend Income	253,298
Interest Income	306,962
ETF Transaction Fees	1,050
Total Income (Loss)	$9,506,310

Expenses
General Partner Management Fees	$83,355
Professional Fees	37,526
Brokerage Commissions	7,206
Directors' Fees and insurance	1,998
Total Expenses	$130,085
Net Income (Loss)	$9,376,225

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/24	$127,930,664
Additions (50,000 Shares)	1,566,250
Withdrawals ((150,000) Shares)	(4,654,692)
Net Income (Loss)	9,376,225

Net Asset Value End of Month	$134,218,447
Net Asset Value Per Share (4,200,000 Shares)	$31.96

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596